AMERICAN ASSET ADVISERS TRUST, INC.


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                    TO BE HELD ON JUNE 9, 1997


To our Stockholders:

     The annual meeting of stockholders of American Asset Advisers Trust, Inc. (The "Company") will be held at Eight Greenway Plaza,
Suite 824, Houston, Texas on Monday, June 9, 1997 at 2:00 p.m.,
CDT, for the following purposes:

     (1)  to elect three directors each for a term of one year; and

     (2) to transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business March 19, 1997, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Dated: April 29, 1997.



                                        By order of the Board of Directors,


                                        /s/ H. Kerr Taylor

                                        H. Kerr Taylor
                                        Secretary



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE
PROXY IN THE ENCLOSED ENVELOPE. IN ORDER TO AVOID
THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER
SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN
YOUR PROXY PROMPTLY.


               AMERICAN ASSET ADVISERS TRUST, INC.
                         PROXY STATEMENT
                               FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                       MONDAY, JUNE 9, 1997

     The accompanying Proxy is solicited by the Board of Directors of American Asset Advisers Trust, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Monday, June 9, 1997, at 2:00 p.m., CDT, at Eight Greenway Plaza, Suite 824, Houston, Texas or at any adjournment(s) thereof (the "Annual Meeting"). Giving the Proxy will not in any way affect the stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder executing a Proxy has the power to revoke the Proxy at any time before it is voted by (i) executing a subsequently dated Proxy; (ii) filing a written request to revoke or amend his (or her) Proxy with the Secretary of the Company at the principal executive offices of the Company; or (iii) attending the Annual Meeting and revoking the Proxy prior to the start of the Annual Meeting.

     A Proxy card is enclosed for your use. A Proxy which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, proxies will be voted FOR the slate of three directors proposed by the Board of Directors.

     Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit proxies personally and/or by telephone or telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in doing so.

     This Proxy Statement and the accompanying Proxy, together with a copy of the 1996 Annual Report which includes the financial statements of the Company for the fiscal year ended December 31, 1996, are being mailed to all stockholders entitled to vote at the Annual Meeting. The 1996 Annual Report is not to be considered part of the proxy solicitation materials.

                                    1

Security Ownership of Directors and Executive Officers

     The following table sets forth certain information as to the number of shares of common stock beneficially owned as of March 18, 1997, (a) by each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Company to own beneficially 5% or more of the common stock, (b) by each Director and nominee for Director, and (c) by all executive officers and Directors of the Company as a group.

     As of March 18, 1997, there were 1,336,282 shares of common stock outstanding. In addition, at December 31, 1996 there were 504,126 common stock purchase warrants ("warrants") outstanding, each of which entitles the holder to purchase, during the period which is between the 36th month and 48th month, inclusive, after March 17, 1994, one share of common stock at $9.00 per share. No exercise of the warrants has been assumed in the computation of ownership percentages presented below.


                                        Amount & Nature of        Percentage
     Directors & Nominees               Beneficial Ownership       of Class

     H. Kerr Taylor                      20,201 Shares (1)         Less than 2%
     George McCanse, Jr.                    500 Shares             Less than 1%
     Robert S. Cartwright, Jr.            1,250 Shares             Less than 1%
     Officers & Directors As a Group     21,951 Shares             Less than 2%

     (1) 200 Shares are owned directly and 20,001 Shares are beneficially owned by American Asset Advisers Realty Corporation ("AAA"). The Common Stock of AAA is wholly owned by H. Kerr Taylor.

     As of March 18, 1997, no person (or any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the Company to own beneficially 5% or more of the common stock.

                                    2

              PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Members of the Board of Directors serve until the Company's next annual meeting or until their successors are elected and qualify, in accordance with the Company's Articles of Incorporation and By-Laws. The number of Directors constituting the full Board of Directors of the Company currently is three. The By-Laws of the Company provide that a majority of the Company's Board of Directors shall at all times consist of Independent Directors. Each of the present Directors has been nominated for re-election.

     Unless you indicate to the contrary, the persons named in the accompanying Proxy will vote your shares FOR the election of the Director nominees named below, all of whom are currently Directors of the Company. Election of the nominees requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock. In the event that any of the nominees should become unable or unwilling to serve as a Director prior to the annual meeting, the Company reserves the right to adjourn the Annual Meeting and re-solicit proxies for a substitute nominee. It is not anticipated that any of the nominees will be unable or unwilling to serve as a Director.

     Biographical information concerning each of the nominees and present Directors is set forth below.

Present Directors Who Are Nominated for Re-election



Director's Name              Age   Principal Occupation     Director     Term to
                                                             Since       Expire

H. Kerr Taylor               46    Chairman of the Board,     1993        1997
                                   Chief Executive Officer
                                   and President of the
                                   Company

Robert S. Cartwright, Jr.*   47    Professor of Computer      1993        1997
                                   Science at Rice
                                   University

George A. McCanse, Jr.*      43    President of Value         1993        1997
                                   OnLine, Inc. an
                                   online computer
                                   communications/data
                                   access service for
                                   the commercial real
                                   estate valuation
                                   industry

  * Denotes Independent Directors

* H. Kerr Taylor has been the Chairman of the Board, Chief Executive Officer and President of the Company since its inception in August, 1993. Mr. Taylor has been an attorney since 1979, has earned an M.B.A. at Southern Methodist University, is a real estate broker and has over 20 years of experience as a specialist in acquiring income-producing real properties. He has been involved in the development, analysis, marketing and management of private investment and public programs, investing in property since 1975. Mr. Taylor is the

                                    3

     president, sole director, and the sole shareholder of American Asset Advisers Realty Corp. ("AAA"), a company founded in April, 1989, to provide real estate management services to the Company and its affiliates. From 1995, Mr. Taylor served as a director, and then, as a non-voting advisatory director, of Park National Bank of Houston until February 1996, at which time Park National Bank of Houston was purchased by Frost Bank. He has also served on the Board of Directors of a charitable institution. Mr. Taylor is a member of the Texas Association of Realtors and the Texas Bar Association and a former member of the American Bar Association.

* Robert S. Cartwright, Jr. is currently a Professor of Computer Science at Rice University. Professor Cartwright earned a Bachelors Degree, Magna Cum Laude, in Applied Mathematics from Harvard College and a Doctoral Degree in Computer Science from Stanford University in 1977. Professor Cartwright joined the faculty of Rice University in July, 1980, as Associate Professor of Computer Science. In July, 1986, he was promoted to the rank of Professor. During his 16 years as a faculty member at Rice University, he has twice served as Chairman of the Computer Science Department during 1985-1986 and 1989-1990.

* George A. McCanse, Jr. is the President of Value OnLine, Inc., an online computer communications and data access service for the commercial real estate valuation industry. Mr. McCanse is a member of the Appraisal Institute (MAI Designation), the Pension Real Estate Association, and the International Council of Shopping Centers. He is also a participating member of the Valuation Committee of the National Council of Real Estate Investment Fiduciaries. Mr. McCanse holds a B.B.A. degree from the University of Texas and has pursued graduate level studies in real estate, architecture and finance. He has also been involved in real estate investing and development, including the acquisition and sale of over $150 million of real estate during the 1970's and 1980's.

     Management recommends you vote FOR the re-election of these nominees and your proxy will be so voted unless you specify otherwise.

                                    4

                          OTHER BUSINESS

     The Company is not aware of any business to be acted upon at the Annual Meeting other than that which is explained in this Proxy Statement. In the event that any other business calling for a vote of the stockholders is properly presented at the meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

             VOTING SECURITIES AND PRINCIPAL HOLDERS

     The Board of Directors has fixed the close of business on March 19, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of March 19, 1997, there were issued and outstanding 1,336,282 shares of common stock of the Company, each share having one vote.

    MEETINGS AND CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year 1996, the Board of Directors held ten meetings. No Director attended less than 75% of the meetings.

Audit Committee

     The Board of Directors has established an Audit Committee consisting solely of Robert S. Cartwright, Jr., an Independent Director. The duties of the Audit Committee include:
(i) recommending independent auditors to the Company;
(ii) reviewing with the independent auditors of the Company the scope of the audit, audit fees, the audit report and the management letter, (iii) reviewing with management and the independent auditors the financial condition of the Company for the year;
(iv) reviewing and approving nonaudit services, if any, by the independent auditors; and (v) consulting with the independent auditors and, if necessary, with internal financial personnel of the Company, with regard to the adequacy of internal controls.

Compensation Committee

     The Compensation Committee consists of three Directors,
H. Kerr Taylor, Robert S. Cartwright, Jr., and George A. McCanse. The duties of the Compensation Committee include: (i) the setting of annual compensation for officers and other key personnel; and
(ii) the establishment and supervision of bonus, deferred compensation and similar awards and plans for officers, directors and key personnel. The Compensation Committee met at the same time as the entire Board met.

                                    5

Compensation of Directors

     The Company pays each non-employee Director a fee of $500 for each meeting in which they participate. In addition, the Company will reimburse the Directors, including those who are also employees of the Company, for travel and other expenses incurred in connection with their duties as Directors.

                     OFFICERS OF THE COMPANY

Current Officers

                                                                    Officer of
                                                                   the Company
     Name                Age       Principal Occupation               Since

     H. Kerr Taylor      46        Chairman of the Board, Chief        1993
                                   Executive Officer, President
                                   and Secretary

     Phil P. Moss        66        Executive Vice President            1993

     L. Larry Mangum     32        Vice President and Treasurer        1996


Business Experience

     Information concerning the business experience of Mr. Taylor is provided under the section entitled "Proposal No. 1 - Election of Directors."

     Phil P. Moss has served as Executive Vice President since the inception of the Company in August, 1993. Mr. Moss has also been the Executive Vice President of AAA, a company owned by Mr. Taylor, since April 1, 1993. Prior to that he served as Vice President of AAA from April 1, 1989. Mr. Moss has been involved as a real estate investor and owning, managing, and operating shopping centers, office buildings, apartment projects, retail outlets and various other properties for over twenty-five years. He received his B.B.A. degree from the University of Texas.

     L. Larry Mangum serves as Vice President and Treasurer of the Company. Mr. Mangum is the Vice President of Finance of AAA. Mr. Mangum is responsible for the financial accounting and reporting relating to the AAA-sponsored partnerships and their properties.
He has over 9 years of accounting experience, including four years with a public accounting firm. He previously worked for American General Corporation, a national insurance company, from 1991-1996 as part of a team responsible for supervising their reporting activities. Mr. Mangum received a B.B.A. degree in accounting from Stephen F. Austin State University and subsequently earned the CPA designation.

                                    6

Terms of Office; Relationships

     The officers of the Company are elected annually by the Board of Directors at the annual meeting of the Board of Directors held following each Annual Meeting of Stockholders, or as necessary and convenient in order to fill vacancies or newly created offices. Each officer holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal, if earlier. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     There are no family relationships among the officers or between the officers and the Directors. There are no special or undisclosed arrangements or understandings between any officer and any other person pursuant to which that officer or Director was selected.

                COMPENSATION OF EXECUTIVE OFFICERS

     During 1996, the Chief Executive Officer, H. Kerr Taylor, who also holds the position of President and Chairman of the Board, received no salary, bonus, stock options or any other remuneration from the Company. Neither of the Company's executive officers individually or in the aggregate received remuneration exceeding $100,000 during 1996.

     On August 22, 1995, the Board of Directors approved a special compensation payment for the president in the amount of $150,000 for services provided from August 1993 through August 1995. The president has received no other compensation from the Company for serving as its president. In connection with the special compensation payment, the Company executed a demand note in the amount of $150,000, the payment of which could not be demanded prior to the earlier of July 15, 1996 or the receipt of $10,000,000 from the Company's initial public offering. The note is payable in cash or shares depending on the availability of cash for such payment. No compensation arrangements were considered by the Directors prior to August 22, 1995, because in their judgement, the Company had not raised sufficient funds to award such compensation. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 meeting of the Board of Directors. As of the termination of the initial public offering in March 1996, the Company had raised in excess of $10,000,000. Although the president can demand payment on the note, such demand has not been made. The decision regarding the nature of the payment, whether in stock or cash, will be made by the Board of Directors at the time the president demands payment. In consideration that no payment has been demanded by the president for the special compensation payment, the Board of Directors approved at its August 1, 1996 meeting the payment of interest to the president on the outstanding note at an annual rate of 8%. This interest payment will be paid in cash or in stock.

                                    7

     No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Board of Directors commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. The compensation portion of the study has been completed and will be considered at such time as the Board determines in the future to consider a new compensation arrangement.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as follows, there have been no transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, nor are there any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or officer of the Company (or any investor beneficially owning more than 5% of any class of the Company's voting securities) had, or will have, a direct or indirect material interest:

     AAA was paid a total of $222,785 in acquisition fees related to the purchase of properties by the Company.

     On October 27, 1994, the Company entered into a joint venture agreement with AAA Net Realty Fund X, Ltd. ("Fund X"), an affiliated partnership for the purchase of a property at a total cost of $1,636,157. The Company's interest in the joint venture is 54.84%. On September 12, 1995, the Company entered into a joint venture agreement with AAA Net Realty Fund XI, Ltd. ("Fund XI"), an affiliated partnership for the purchase of a property at a total cost of $1,793,963. The Company's interest in the joint venture is 51%. On April 5, 1996, the Company entered into a joint venture agreement with Fund X and Fund XI for the purchase of a property at a total cost of $3,672,169. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%. On September 23, 1996, the Company entered into a joint venture agreement with Fund XI for the purchase of a property at a total cost of $531,693. The Company's interest in the joint venture is 51%. On December 11, 1996, the Company entered into a joint venture agreement with Fund XI for the purchase of a property to be constructed at a total cost of approximately $2,670,000. The Company's interest in the joint venture is 51%. H. Kerr Taylor is the individual general partner in Fund X and Fund XI, respectively, and owns a significant interest in the corporations which serve as the managing general partners of Fund X and Fund XI, respectively.

                  INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountant is Deloitte & Touche LLP ("Deloitte & Touche"). Deloitte & Touche has served the Company in this capacity since the Company's inception in August, 1993. Representatives of Deloitte & Touche are not expected to be present at the Annual Meeting of Stockholders on Monday, June 9, 1997.

                                    8

                    PROPOSALS OF STOCKHOLDERS

     Any proposal submitted by a stockholder intended for presentation at the Company's 1998 Annual Meeting of Stockholders and received at the Company's executive offices no later than December 8, 1998, will be included in the Company's Proxy Statement and proxy related to such Annual Meeting subject to approval by the Board of Directors.

      YOU ARE URGED TO SEND IN YOUR EXECUTED PROXY PROMPTLY.

                                    9

      _____________________________________________________

                              PROXY
      _____________________________________________________


              AMERICAN ASSET ADVISERS TRUST, INC.

                  Annual Meeting June 9, 1997



This proxy, when properly executed, will be voted in accordance with the specifications made below. If no direction is made this proxy will be voted FOR Proposal 1.

1.   RE-ELECT H. KERR TAYLOR, ROBERT S. CARTWRIGHT, JR. AND GEORGE
     A. McCANSE, JR. AS DIRECTORS.

        [   ] FOR          [   ] AGAINST          [   ] ABSTAIN
(to withhold your vote for any individual nominee, strike out his name)


2. IN THE STOCKHOLDER'S DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS
     THEREOF.

     THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE
     COMPANY.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY STATEMENT PROMPTLY
USING THE ENCLOSED ENVELOPE.



               AMERICAN ASSET ADVISERS TRUST, INC.

                   ANNUAL MEETING JUNE 9, 1997





The undersigned having received the notice an accompanying Proxy Statement for said meeting hereby appoints, H. Kerr Taylor, with the power to appoint his substitute, and hereby authorizes him to represent and to vote all of the undersigned's shares of Common Stock of the Company, held of record on March 19, 1997, at the Annual Meeting of Stockholders to be held on June 9, 1997, or at any adjournments thereof. The above Proxy is hereby instructed to vote as shown on the reverse side of this page.

                                   Date ____________________, 1997


                                   ______________________________


                                   ______________________________
                                    Signature of Stockholder(s)

             (Joint owners must each sign.  Please sign exactly
                       as your name(s) appear(s) on this Proxy.
                When signing as an attorney, trustee, executor,
               administrator or guardian, please give your full title. If signer is a corporation, please sign the full corporation name and full title of signing officer.)






                          Annual Report

                        December 31, 1996









                  American Asset Advisers Trust, Inc.


                           DIRECTORS' REPORT




The Company's Directors, including the Independent Directors, after reviewing the Company's By-Laws and its Prospectus, have determined that the written policies and investment objectives in the By-Laws and Prospectus adequately represent and constitute the Company's written policies and investments and borrowing as required to be established by Section 3.13 of the Company's By-Laws. The Company's Directors, including the Independent Directors, regularly monitor the activities, administrative procedures, investment operations and performance of the Company and its adviser, American Asset Advisers Realty Corporation, to assure and determine that such policies are being carried out in the best interests of the Stockholders.

We have determined that the policies being followed by the Company are in the best interest of its Stockholders and the bases for this determination are the following:

     (1) The foregoing written policies are believed to be in conformance with regulatory requirements and guidelines;

     (2) The Directors, including the Independent Directors, believe that the foregoing policies are fair and reasonable; and

     (3) That property acquisitions made or which have been contracted for by the Company to date are believed to be in the best interests of the Company and its Stockholders.




/s/H. Kerr Taylor                                               April 29, 1997
H. Kerr Taylor


/s/Robert S. Cartwright, Jr.                                    April 29, 1997
Robert S. Cartwright, Jr.


/s/George A. McCanse, Jr.                                       April 29, 1997
George A. McCanse, Jr.



              AMERICAN ASSET ADVISERS TRUST, INC.

               SUPPLEMENTAL FINANCIAL INFORMATION
              FOR THE YEAR ENDED DECEMBER 31, 1996

                          (Unaudited)







     (1)  Ratio of Cost of Raising Capital to Capital Raised            12.28%

     (2)  Ratio of Total Operating Expenses (before depreciation,
            amortization and interest) to Average Invested Assets        1.90%

     (3)  Ratio of Total Operating Expenses (before depreciation,
            amortization and interest) to Net Income                    22.54%


The operating expenses (exclusive of interest and non-cash items such as depreciation and amortization) are monitored by the Board of Directors to limit the total operating expenses to the greater of two percent (2%) of the average invested assets or twenty-five percent (25%) of net income. For the twelve month period ended March 31, 1996, the operating expenses were approximately 2.08% of the average invested assets and 42.40% of net income. Though slightly above the two percent (2%) of average invested assets limitation, the excess was less than $4,000. For the twelve month periods ended June 30, 1996, September 30, 1996 and December 31, 1996, the Company's operating expenses were within the limitations specified above.








               CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1996, 1995
                           AND 1994


                 AND FINANCIAL STATEMENT SCHEDULE
               FOR THE YEAR ENDED DECEMBER 31, 1996


              AMERICAN ASSET ADVISERS TRUST, INC.

                                    F-1


              AMERICAN ASSET ADVISERS TRUST, INC.
                 INDEX TO FINANCIAL STATEMENTS





                                                                          Page

FINANCIAL STATEMENTS:

Independent Auditors' Report                                               F-3
Consolidated Balance Sheets, December 31, 1996 and 1995                    F-4
Consolidated Statements of Operations for the Years Ended                  F-5
    December 31, 1996, 1995 and 1994
Consolidated Statements of Shareholders' Equity                            F-6
    for the Years Ended December 31, 1996, 1995 and 1994
Consolidated Statements of Cash Flows for the Years Ended           F-7 to F-8
    December 31, 1996, 1995 and 1994
Notes to Consolidated Financial Statements for the Years Ended    F-9 to  F-14
     December 31, 1996, 1995 and 1994



FINANCIAL STATEMENT SCHEDULE:
Schedule III Consolidated Real Estate Owned and Accumulated               F-15
Depreciation for the Year Ended December 31, 1996

All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or relates notes.

                                    F-2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
American Asset Advisers Trust, Inc.

We have audited the accompanying consolidated balance sheets of American Asset Advisers Trust, Inc. (the "Company") as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Houston, Texas
February 14, 1997

                                    F-3

               AMERICAN ASSET ADVISERS TRUST, INC.
                   CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1996 AND 1995

ASSETS                                                  1996           1995
CASH AND CASH EQUIVALENTS                          $  1,616,311  $  1,564,961

ACCOUNTS RECEIVABLE                                       5,119             -

PROPERTY:
  Escrow deposits                                        75,000             -
  Land                                                4,634,941     2,152,103
  Buildings                                           4,435,713     4,436,074
                                                      9,145,654     6,588,177
  Accumulated depreciation                             (195,256)     ( 81,512)
TOTAL PROPERTY                                        8,950,398     6,506,665

NET INVESTMENT IN DIRECT FINANCING LEASES             3,151,797       582,753

OTHER ASSETS:
    Prepaid acquisition costs                            74,336        77,761
    Prepaid issuance costs                              101,399             -
    Accrued rental income                                74,625        23,845
    Organization costs, net of accumulated
      amortization of $160,919 and $99,130,
      respectively                                      152,849       214,638

TOTAL OTHER ASSETS                                      403,209       316,244

TOTAL ASSETS                                       $ 14,126,834  $  8,970,623

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
    Accounts payable                               $     36,235  $     67,481
    Compensation payable                                150,000       150,000
    Security  deposit                                    15,050        15,050

TOTAL LIABILITIES                                       201,285       232,531

MINORITY INTEREST                                     3,631,847     1,596,169

SHAREHOLDERS' EQUITY
    Common stock, $.01 par value,
      25,000,000 shares authorized,
      1,204,925 and 827,876 shares
      issued and outstanding, respectively               12,049         8,279
    Additional paid-in capital                       10,780,847     7,438,368
    Accumulated distributions in excess of
      earnings                                         (499,194)     (304,724)

TOTAL SHAREHOLDERS' EQUITY                           10,293,702     7,141,923

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 14,126,834  $  8,970,623

See Notes to Consolidated Financial Statements

                                    F-4

                    AMERICAN ASSET ADVISERS TRUST, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
REVENUES
 RENTAL INCOME FROM OPERATING LEASES $ 780,768 $ 434,563 $ 93,552 EARNED INCOME FROM DIRECT FINANCING
   LEASES                                 144,020        60,574       28,090
 INTEREST INCOME                          137,528       127,947       37,564

TOTAL REVENUES                          1,062,316       623,084      159,206

EXPENSES
 ADMINISTRATIVE                            37,910             -        2,954
 AMORTIZATION                              61,789        61,470       35,265
 COMPENSATION                                   -       150,000            -
 DEPRECIATION                             113,744        66,966       14,546
 DIRECTORS' FEES                           15,000        16,500       10,500
 INTEREST                                   5,000             -            -
 LEGAL AND PROFESSIONAL FEES               41,060        49,863        5,531
 PRINTING                                   4,089         7,835            -
 OTHER                                     24,265        14,626        2,498

TOTAL EXPENSES                            302,857       367,260       71,294

INCOME  BEFORE MINORITY
 INTEREST IN NET INCOME OF
 CONSOLIDATED JOINT VENTURES              759,459       255,824       87,912

MINORITY INTEREST IN NET INCOME
 OF CONSOLIDATED JOINT VENTURES          (216,652)      (92,378)      (8,367)

NET INCOME                             $  542,807     $ 163,446    $  79,545

NET INCOME PER SHARE:
 PRIMARY                               $      .51     $     .24    $     .32
 FULLY DILUTED                         $      .50


WEIGHTED AVERAGE COMMON &
 COMMON EQUIVALENT SHARES:
 PRIMARY                                1,066,353       672,794      251,768
 FULLY DILUTED                          1,329,494


See Notes to Consolidated Financial Statements

                                    F-5


                    AMERICAN ASSET ADVISERS TRUST, INC.
              CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                          Accumulated
                                                                          Distributions
                                     Common           Additional          In Excess of
                                     Stock           Paid-In-Capital        Earnings           Total

Balance at December 31, 1993         $    200        $   199,810          $   (2,395)          $   197,615

  Issuance of common stock              4,709          4,704,495                   -             4,709,204

  Issuance costs                            -           (485,300)                  -              (485,300)

  Distributions ($.35 per share)            -                  -            (126,235)             (126,235)

  Net income                                -                  -              79,545                79,545


Balance at December 31, 1994            4,909          4,419,005             (49,085)            4,374,829

  Issuance of common stock              3,370          3,366,175                   -             3,369,545

  Issuance costs                            -           (346,812)                  -              (346,812)

  Distributions ($.64 per share)            -                  -            (419,085)             (419,085)

  Net income                                -                  -             163,446               163,446


Balance at December 31, 1995            8,279          7,438,368            (304,724)            7,141,923

  Issuance of common stock              3,770          3,810,883                   -             3,814,653

  Issuance costs                            -           (468,404)                  -              (468,404)

  Distributions ($.71 per share)            -                  -            (737,277)             (737,277)

  Net income                                -                  -             542,807               542,807


Balance at December 31, 1996         $ 12,049       $ 10,780,847          $ (499,194)         $ 10,293,702


See Notes to Consolidated Financial Statements

                                    F-6


                    AMERICAN ASSET ADVISERS TRUST, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                    1996           1995           1994
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                     $   542,807    $   163,446    $   79,545
Adjustments to reconcile net income to
  net cash flows from operating activities:
    Amortization                                    61,789         61,470        35,265
    Depreciation                                   113,744         66,966        14,546
    Increase in minority interest                  216,652         92,378         8,367
    Decrease (increase) in accounts receivable      (5,119)            69           (69)
    Increase (decrease) in accounts payable        (31,246)        66,058         1,423
    Increase in compensation payable                     -        150,000             -
    Increase in security deposits                        -         15,050             -
    Cash receipts from direct financing lease
      in excess of income recognized                 1,017          2,980           100
    Increase in escrow deposits                    (38,250)             -             -
    Increase in accrued rental income              (50,780)       (23,845)            -
    Increase in organization costs                       -        (20,355)     (234,595)

NET CASH FLOWS PROVIDED BY (USED IN)
    OPERATING ACTIVITIES                           810,614        574,217       (95,418)

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisitions of real estate:
    Accounted for under the operating
      lease method                              (1,695,146)    (2,715,431)   (2,262,667)
    Accounted for under the direct financing
      lease method                              (1,342,805)        (1,337)     (584,496)
Change in prepaid acquisition costs                  3,425        (77,084)         (677)

NET CASH FLOWS USED IN INVESTING ACTIVITIES     (3,034,526)    (2,793,852)   (2,847,840)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of common stock, net  3,346,249      3,022,733     4,223,904
    Prepaid issuance costs                        (101,399)             -             -
    Distributions paid to shareholders            (737,277)      (419,085)     (126,235)
    Distributions to minority interest partners   (232,311)      (104,639)      (10,016)

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES  2,275,262      2,499,009     4,087,653

NET INCREASE IN CASH & CASH EQUIVALENTS             51,350        279,374     1,144,395

CASH & CASH EQUIVALENTS, beginning of period     1,564,961      1,285,587       141,192

CASH & CASH EQUIVALENTS, end of period         $ 1,616,311    $ 1,564,961   $ 1,285,587

See Notes to Consolidated Financial Statements

                                    F-7

                    AMERICAN ASSET ADVISERS TRUST, INC.
             CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996          1995            1994

SUPPLEMENTAL SCHEDULE OF NON-CASH
  FINANCING ACTIVITIES:

  Escrow deposit contributed by
    partner of the consolidated
    joint ventures                      $   36,750     $       -      $        -

  Minority owners share of real
    estate acquired:
    Accounted for under the operating
      lease method                      $  787,331     $ 874,943      $  735,136
    Accounted for under the direct
      financing lease method             1,227,256             -               -
       Total minority owners share
        of real estate acquired         $2,014,587     $ 874,943      $  735,136





See notes to Consolidated Financial Statements.

                                    F-8


                 AMERICAN ASSET ADVISERS TRUST, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

American Asset Advisers Trust, Inc. ("the Company") was incorporated on August 17, 1993 as a Maryland corporation. The initial issuance of 20,001 shares of stock for $200,010 was to American Asset Advisers Realty Corporation ("AAA"). Commencing March 17, 1994, the Company offered up to 2,000,000 additional shares of common stock together with 1,000,000 warrants. The Company is in the process of registering shares of common stock for issuance upon the exercise of the outstanding warrants. The warrants are exercisable at $9 per share between March 17, 1997 and March 16, 1998. As of December 31, 1996, 504,126 warrants were outstanding. The offering period of the initial public offering terminated on March 15, 1996 with 1,008,252 shares being issued. On June 18, 1996, the Company commenced a follow-on offering of up to 2,853,659 additional shares of its common stock. The offering will terminate June 17, 1998, unless terminated earlier. As of December 31, 1996, 176,672 shares in this second offering were issued, bringing the total shares issued and outstanding to 1,204,925 shares.

The Company was formed to acquire commercial and industrial real estate properties using invested and borrowed funds. The selection, acquisition and supervision of the operation of the properties is managed by AAA, a related party.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of American Asset Advisers Trust, Inc. and its four controlled joint ventures with related parties.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

REAL ESTATE

Real estate is leased to others on a net lease basis whereby all operating expenses related to the properties, including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating lease method or the direct financing lease method.

Under the operating lease method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged based upon the estimated useful life of the property. Under the direct financing lease method, properties are recorded at their net investment (see Note 3). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

The Company's lease agreements do not provide for contingent rentals.

                                    F-9

The Company obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than twelve months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors which would indicate a potential impairment to the value of a property.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

ORGANIZATION COSTS

Organization costs incurred in the formation of the Company are amortized on a straight-line basis over five years.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for interest during 1996, 1995 or 1994.

FEDERAL INCOME TAXES

The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 95% of its real estate investment trust taxable income is distributed by March 15 of the following year.

NET INCOME PER SHARE

The number of shares used in primary net income per share calculations are based on the weighted average number of shares of common stock outstanding. The number of shares used in the fully diluted net income per share calculations are based on the weighted average number of shares of common stock outstanding and the assumption that the warrants were exercised using the treasury stock method.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying value of financial instruments consisting of cash, cash equivalents, accounts receivable and liabilities approximates their fair value.

                                    F-10


2. OPERATING LEASES

A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases in existence at December 31, 1996 is as follows:

                1997                          $     932,543
                1998                          $     936,961
                1999                          $     963,178
                2000                          $     988,006
                2001                          $     997,043
                2002-2016                     $   6,469,568

3. NET INVESTMENT IN DIRECT FINANCING LEASES

The Company's net investment in its direct financing leases at December 31, 1996 and 1995 included:

                                         1996                  1995

 Minimum lease payments receivable   $ 7,441,043         $  1,383,086
 Unguaranteed residual value           1,557,904              289,209
 Less: Unearned income                 5,847,150            1,089,542

                                     $ 3,151,797         $    582,753

A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing leases are summarized as follows:

                1997                          $      330,229
                1998                          $      330,229
                1999                          $      333,165
                2000                          $      336,590
                2001                          $      343,251
                2002-2016                     $    5,767,559

4. MINORITY INTEREST

On September 23, 1996, the Company formed a joint venture, AAA Joint Venture 96-2, with AAA Net Realty Fund XI, Ltd., an affiliated partnership. The joint venture was formed for the purpose of acquiring a parcel of land in The Woodlands, Texas upon which the tenant, Bank United, will construct a branch bank building at its cost. At the termination of the lease the improvements will be owned by the joint venture. The Company's interest in the joint venture is 51%. The minority interest is 49%.

On April 5, 1996, the Company formed a joint venture, AAA Joint Venture 96-1, with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., affiliated partnerships, for the purpose of acquiring a property which is being operated as a Just For Feet retail store in Tucson, Arizona. The property was purchased on September 11, 1996 after construction was completed. The Company's interest in the joint venture is 51.9%. The minority interest is 48.1%.

On September 12, 1995, the Company formed a joint venture, AAA Joint Venture 95-2, with AAA Net Realty Fund XI, Ltd., an affiliated partnership, for the purpose of acquiring a property in Wichita, Kansas on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 51%. The minority interest is 49%.

                                    F-11

On October 27, 1994, the Company formed a joint venture, AAA Joint Venture 94-1, with AAA Net Realty Fund X, Ltd., an affiliated partnership, for the purpose of acquiring a property in Independence, Missouri on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 54.84%. The minority interest is 45.16%.

5. MAJOR TENANTS

The Company's operations are all related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 1996, 1995 and 1994 under both operating lease and direct financing lease methods of accounting:

                                             1996          1995           1994

Tandy Corporation (Mesquite, Texas)        $108,900      $108,903     $ 59,290

America's Favorite Chicken Company
  (Smyrna, Georgia)                        $ 91,875*     $ 94,118     $ 40,173

Blockbuster Music Retail, Inc.
  (Independence, Missouri
   and Wichita, Kansas)                    $377,901      $238,906     $ 22,179

OneCare Health Industries, Inc.
  (Houston, Texas)                         $201,638      $ 53,210     $      -

Just For Feet, Inc. (Tucson, Arizona)      $123,244      $      -     $      -

Bank United (The Woodlands, Texas
  and Houston, Texas)                      $ 21,230      $      -     $      -

     Total                                 $924,788      $495,137     $121,642

* Decrease resulted from recognition of earned income under the direct financing lease method of accounting. Rental payments received remained unchanged from 1995.

6. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences and to certain organization costs which are amortized for financial reporting purposes only.

For income tax purposes, distributions paid to shareholders consist of ordinary income, capital gains and return of capital as follows:

                             1996           1995          1994
Ordinary Income           $ 545,967     $ 342,210     $ 105,456

Capital gains                     -             -             -

Return of capital           191,310        76,875        20,779

                          $ 737,277     $ 419,085     $ 126,235

7. RELATED PARTY TRANSACTIONS

20,001 Shares of the Company's stock are owned by AAA. The common stock of AAA is wholly owned by the president and director of the Company. In addition, the Company has entered into an Omnibus Services Agreement with AAA whereby AAA provides property acquisition, leasing, administrative and management services for the Company. $37,910 and $2,954 were incurred and paid to AAA during 1996 and 1994, respectively, for such services.

                                   F-12

Certain costs have been incurred by AAA in connection with the organization and syndication of the Company. Reimbursement of these costs become obligations of the Company in accordance with the terms of the offering. The costs to organize the Company have been capitalized as Organization Costs. For the year ended December 31, 1994, $58,110 in reimbursements had been incurred and paid to AAA. In addition, $98,494 and $64,848 of costs were incurred by AAA in 1996 and 1995, respectively, in connection with the issuance and marketing of the Company's stock. These costs are reflected as issuance costs. $9,256 of these costs were owed to AAA at December 31, 1995.

Acquisition fees, including real estate commissions, finders fees, consulting fees and any other non-recurring fees incurred in connection with locating, evaluating and selecting properties and structuring and negotiating the acquisition of properties are included in the basis of the properties. Acquisition fees of $222,785, $232,378 and $131,077 were incurred and paid to AAA during 1996, 1995 and 1994, respectively.

On August 22, 1995, the Board of Directors approved a special compensation payment for the president in the amount of $150,000 for services provided from August 1993 through August 1995. In connection therewith, the Company executed a demand note payable at the earlier of July 15, 1996 or the receipt of $10,000,000 from the Company's stock offering. The note shall be payable in cash or stock depending on the availability of cash for such payment. No compensation arrangements were considered by the Board prior to this time because the Company had not raised sufficient funds through its stock offering, as determined by the judgment of the Board, considered necessary for any compensation to be granted. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 Board meeting. As of the termination of the initial public offering in March 1996, the Company had sold in excess of $10,000,000. Although the president can demand payment on the note, such demand has not been made. The decision regarding the nature of the payment, whether in stock or cash, will be made by the Board of Directors at the time the president demands payment. In consideration that no payment has been demanded by the president for the special compensation payment, the Board of Directors approved at its August 1, 1996 meeting the payment of interest to the president at an annual rate of 8%. This interest payment will be paid in cash or in stock. As of December 31, 1996, $5,000 of interest has been accrued related to this note.

No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Board of Directors commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. The compensation portion of the study has been completed and will be considered at such time as the Board determines in the future to consider a new compensation arrangement. Accordingly, the financial statements do not include any accruals for compensation subsequent to August 1995.

In accordance with the terms of the Company's public offering, up to 15% of the gross offering proceeds will be used to pay aggregate selling commissions and other issuance costs incurred by the Company. Any excess costs incurred by the Company are the obligation of AAA. At December 31, 1996, $101,399 of such costs had been incurred by the Company in excess of the amount allowed from the offering proceeds. AAA's obligation to fund such costs is dependent upon future proceeds from the public offering.

See Note 4 for joint venture agreements with related parties.

                                    F-13

8. PROPERTY ACQUISITIONS IN 1996

On December 11, 1996, the Company purchased real estate located in Houston, Texas for $849,462. The property is a tract of undeveloped land on which the tenant, Bank United, intends to construct a branch bank.
The lease agreement is for fifteen years, however the tenant has the option to renew the lease for one additional term of five years. The lease has provisions for an escalation in the rent after the fifth and tenth years of the lease. The Company recorded $5,119 of rental income from Bank United for 1996.

On December 11, 1996, the Company entered into an agreement with SCC Baton Rouge JFF, Ltd. for the purchase of a property to be constructed in Baton Rouge, Louisiana. The property will be acquired subject to a lease with Just For Feet, Inc. The purchase price for the property will total approximately $2,670,000 and will be paid with funds raised from the Company's stock offering (See Note 1) and through a joint venture with a related party.

On September 23, 1996, the Company purchased a 51% interest in real estate located in The Woodlands, Texas through a joint venture with a related party for the purchase price of $270,300. The property is a tract of undeveloped land on which the tenant, Bank United, will construct a branch bank. The lease agreement extends for fifteen years, however the tenant has the option to renew the lease for one additional term of five years. The lease has provisions for an escalation in the rent after the fifth and tenth years of the lease. The Company recorded $16,111 of rental income from Bank United for 1996.

On September 11, 1996, the Company acquired a 51.9% interest in a newly constructed property on lease to Just For Feet, Inc. through a joint venture with two related parties for the purchase price of $1,918,189. The lease agreement extends for twenty years, however the tenant has the option to renew the lease for two additional terms of five years each. The lease has provisions for an escalation in the rent after the fifth, tenth, and fifteenth years of the lease. The Company recorded $123,244 of income from Just For Feet for 1996.

As no buildings had previously been constructed on any of the properties acquired by the Company during 1996, the rental income received by the Company from these properties represents the initial results of operations. Consequently, no pro-forma information is presented.

                                    F-14


AMERICAN ASSET ADVISERS TRUST, INC.
SCHEDULE III - CONSOLIDATED REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION
FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                                       LIFE ON WHICH
                                                                                                                       DEPRECIATION
                                                                         COST AT                                        IN LATEST
         PROPERTY            ENCUM-                         IMPROVE-   CLOSE OF YEAR      ACCUMULATED  DATE OF   DATE   INCOME STMT.
        DESCRIPTION          BRANCES   BUILDING     LAND     MENTS   BUILDING     LAND    DEPRECIATION CONSTR. ACQUIRED IS COMPUTED

PROPERTIES INVESTED IN
UNDER OPERATING LEASES
Radio Shack
 Retail Store, Texas              $0   $788,330   $337,856      $0   $788,330   $337,856     $51,324    N/A   06-15-94   39 Years

Church's Chicken
 Restaurant, Georgia              $0         $0   $251,071      $0         $0   $251,071         N/A    N/A   07-22-94     N/A

Blockbuster Music
 Store, Missouri                  $0   $490,747 $1,145,410      $0   $490,747 $1,145,410     $62,388    N/A   11-14-94   39 Years

OneCare Health
 Industries, Inc., Texas          $0 $1,246,560   $534,240      $0 $1,246,560   $534,240     $39,954    N/A   09-26-95   39 Years

Blockbuster Music
 Store, Kansas                    $0 $1,255,774   $538,189      $0 $1,255,774   $538,189     $41,590    N/A   09-12-95   39 Years

Just For Feet
 Store, Arizona                   $0         $0 $1,100,910      $0         $0 $1,100,910         N/A    N/A   09-11-96     N/A

Bank United,
 Woodlands, Texas                 $0         $0   $531,693      $0         $0   $531,693         N/A    N/A   09-23-96     N/A

Bank United,
 Houston, Texas                   $0         $0   $849,874      $0         $0   $849,874         N/A    N/A   12-11-96     N/A

      Total                       $0 $3,781,411 $5,289,243      $0 $3,781,411 $5,289,243    $195,256


PROPERTY INVESTED IN UNDER
DIRECT FINANCING LEASE

Church's Chicken
 Restaurant, Georgia              $0   $585,833         $0      $0   $585,833         $0     (2)        N/A   07-22-94     N/A

Just For Feet
 Store, Arizona                   $0 $2,571,259         $0      $0 $2,571,259         $0     (2)        N/A   09-11-96     N/A

     Total                        $0 $3,157,092         $0      $0 $3,157,092         $0     (2)


                                        DIRECT
                            OPERATING  FINANCING
(1)Balance at                LEASES      LEASE
 December 31, 1995        $6,588,177   $585,833


Additions during 1996:
 Acquisitions through
  foreclosure                     $0         $0
 Other acquisitions       $2,482,477 $2,571,259
 Improvements                     $0         $0
Deductions during 1996:
 Cost of real estate sold         $0         $0
 Other                            $0         $0

Balance at
 December 31, 1996        $9,070,654 $3,157,092

<F1>
(2) The portion of the lease relating to the building of this property has been recorded as a direct financing lease for financial reporting purposes. Consequently, depreciation is not applicable.
<F2>
(3) The aggregate cost of all properties for Federal Income Tax purposes is $12,227,746 at December 31, 1996.

                                    F-15



AMERICAN ASSET ADVISERS TRUST, INC.



Date: April 29, 1997

To:   Shareholders of American Asset Advisers Trust, Inc. (the "Company")

From: H. Kerr Taylor, President

We are pleased to report that the Company continues to build a solid, conservative portfolio of well located net leased real estate on long-term lease to some of America's finest companies. From our inception, our primary focus has been "to provide the highest quality corporate retail locations for America's premier companies through net leases, producing a steadily rising income stream for our shareholders". We believe the steps your Company has taken in 1996 will help realize this goal.

We want to thank you for your support during 1996. We are pleased to report that your Company now has purchased interest in eight properties and has entered into an agreement to purchase a ninth property. Management is actively planning the Company's next stages of growth and believes that 1997 will be an exciting and fruitful year.

From the inception, the distributions paid to our shareholders have increased each quarter. Our strategy has remained constant from the beginning; to increase our equity base and invest in income producing retail facilities on long-term leases to corporations with a net worth in excess of $40 million. We believe our strong tenant foundation will lay the groundwork for a bright financial future for our shareholders.

Attached, you will find a notice of our upcoming annual stockholders meeting. With it is your proxy statement. Please complete your proxy statement and return it to us in the enclosed stamped envelope as soon as possible. We have also included the Company's 1996 Annual Report for your records.

We would, once again, like to thank you for the confidence you have placed in American Asset Advisers Trust, Inc., and look forward to continued success throughout the years.

If you have any questions, or if we may be of any help, please do not hesitate to call.



              AMERICAN ASSET ADVISERS TRUST, INC.




Date: April 29, 1997

To:   Registered Representatives

From: H. Kerr Taylor, President

Enclosed please find copies of correspondence sent to your clients which includes the Annual Report for American Asset Advisers Trust, Inc. (the "Company") for 1996 and the Proxy Statement for the annual stockholder's meeting. A copy of the proxy card is also enclosed for your review.

We want to thank you for your support during 1996. We are pleased to report that the Company now has purchased interest in eight properties and has entered into an agreement to purchase a ninth property. Management is actively planning the Company's next stages of growth and believes that 1997 will be an exciting and fruitful year.

Our success is directly related to you and the support and confidence you have placed in us. With your continued support, the Company will have a bright and prosperous 1997.

If you have any questions, or if we may be of any help, please do not hesitate to call.